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                                                                   EXHIBIT 5.1




                         [LATHAM & WATKINS LETTERHEAD]


                                January 24, 1995




Food 4 Less Supermarkets, Inc.
Alpha Beta Company
Bay Area Warehouse Stores, Inc.
Bell Markets, Inc.
Cala Co.
Cala Foods, Inc.
Food 4 Less of California, Inc.
Food 4 Less GM, Inc.
Food 4 Less Merchandising, Inc.
Food 4 Less of Southern California, Inc.
777 South Harbor Boulevard
La Habra, California 90631

                 Re:      FOOD 4 LESS SUPERMARKETS, INC.
                          REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 33-56445)
                          -----------------------------------------------------

Gentlemen:

                 At your request, we have examined the Registration Statement on Form S-4 (File No. 33-56445) (the "Registration Statement") of Food 4 Less Supermarkets, Inc. ("Food 4 Less"), which you have filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) up to $450 million principal amount of Senior Subordinated Notes due 2005 (the "New RGC Notes") to be issued in exchange for the issued and outstanding 9% Senior Subordinated Notes due 2003 (the "Old RGC 9% Notes") and the 10-1/4% Senior Subordinated Notes due 2002 (the "Old RGC 10-1/4% Notes"), in each case, of Ralphs Grocery Company, (ii) guarantees of the New RGC Notes (the "Guarantees") by Alpha Beta Company, a California corporation; Bay Area Warehouse Stores, Inc., a California corporation; Bell Markets, Inc., a California corporation; Cala Co., a Delaware corporation; Cala Foods, Inc., a California corporation; Food 4 Less of California, Inc., a California corporation; Food 4 Less GM, Inc. a California corporation; Food 4 Less Merchandising, Inc., a California corporation; and Food 4 Less of Southern California, Inc., a Delaware corporation (collectively, the "Guarantors"), and (iii) the Old RGC 9% Notes as amended, and the Old RGC 10-1/4% Notes, as amended, in each case, that are not exchanged for New RGC Notes (collectively, the "Amended Notes").





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Food 4 Less Supermarkets, Inc.
January 24, 1995
Page 2


                 We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. We have examined, among other things, the terms of the New RGC Notes, the Amended Notes, the Guarantees, the indenture pursuant to which the New RGC Notes and the Guarantees are to be issued and the indenture governing the Amended Notes. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. Capitalized terms used herein without definition have the meaning given to them in the Registration Statement.

                 We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the internal laws of the States of New York and California and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

                 Based upon the foregoing, we are of the opinion that, upon the execution of the New Note Indenture and the authentication and delivery of the New RGC Notes and the issuance thereof in the manner described in the Registration Statement, the New RGC Notes and the Amended Notes will be legally valid and binding obligations of the Company and the Guarantees will be legally valid and binding obligations of the Guarantors, in each case except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                 We consent to your filing this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               LATHAM & WATKINS